AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997
                                           Registration Statement No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              SPARTECH CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                          43-0761773
   (State or other jurisdiction of   (IRS Employer Identification No.)
   incorporation or organization)

                            7733 Forsyth, Suite 1450
                            Clayton, Missouri 63105
                                 (314) 721-4242
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         -----------------------------

                                David B. Mueller
              Executive Vice President and Chief Operating Officer
                              Spartech Corporation
                       7733 Forsyth Boulevard, Suite 1450
                           St. Louis, Missouri 63105
                                 (314) 721-4242
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                         ------------------------------

                        Copies of all communications to:
                          Albert F. Bender, III, Esq.
                     Armstrong, Teasdale, Schlafly & Davis
                      One Metropolitan Square, Suite 2600
                           St. Louis, Missouri  63102
                                 (314) 621-5070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________



If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
 Title of each class                    maximum      maximum
         of                             offering    aggregate      Amount of
  securities to be      Amount to be     price      offering     registration
     registered          registered     per unit      price           fee
  ----------------      ------------    --------    ---------    ------------

 Options to purchase
 common stock, $.75
 par value, pursuant
 to Amended
 Restricted Stock     1,340,000 shares    (1)          (1)            (2)
 Option Agreement
 dated February 18,
 1997

 Common stock, $.75   1,340,000 shares   $3.81    $9,827,400.00  $2,978.00 (2)
 par value                                 to
                                         $9.00


(1) The options are being reoffered by the Selling Security Holders described herein; the registrant will receive no consideration from sales by the Selling Security Holders and does not know the price or prices at which the options may be sold.

(2) The registration fee is calculated pursuant to Rule 457(i), based on the aggregate exercise price of the options being registered hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.















Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               * * * * * * * * *

                   SUBJECT TO COMPLETION, DATED APRIL 4, 1997
PROSPECTUS
                              Options to Purchase
                                1,340,000 Shares
                                      and
                                1,340,000 Shares
                 Issuable upon Exercise of Options to Purchase

                              SPARTECH CORPORATION

                                  Common Stock
                                ($.75 par value)
                          ----------------------------
     This Prospectus relates to the resale of options ("Options") to purchase up to 1,340,000 shares ("Shares") of Common Stock, $.75 par value ("Common Stock") of Spartech Corporation (the "Company") held by Lawrence M. Powers, the original holder of such Options. This Prospectus also relates to the subsequent resale by Mr. Powers of the Shares of Common Stock issuable upon exercise of the Options. No part of the proceeds of any such sale will be received by the Company. This Prospectus also relates to the issuance of up to 1,340,000 Shares of Common Stock by the Company if, as and when the Options are exercised by subsequent purchasers of the Options. See "Selling Security Holders."

     The Options are exercisable at prices ranging from $3.81 to $9.00 per Share and expire at various times from December 31, 1997 to November 1, 2004, depending on the particular Option. The Options are not traded on any exchange or listed on the over-the-counter market, and as of the date of this Prospectus, the Company is not aware of any sales of Options. The Company has no obligation and does not intend to take any action to create a trading market for the Options, and believes that it is highly unlikely that such a market will develop. See "Description of Securities."

     The Common Stock is listed on the New York Stock Exchange under the symbol "SEH." On March 31, 1997, the reported last sale price of the Common Stock on the New York Stock Exchange Composite Tape was $11.25 per share.

     The Company does not know whether or when any offers or sales of the Options or the Shares covered by this Prospectus will be made, or what the price, terms or conditions of any such offers or sales will be.

                         ------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        -------------------------------
                 The date of this Prospectus is April__, 1997.


                                  THE COMPANY

     The Company, together with its subsidiaries, is a leading producer of engineered thermoplastic materials, polymeric compounds and molded products for a wide spectrum of customers in the plastics industry.

     The Company is a Delaware corporation. Its principal executive offices are located at 7733 Forsyth Blvd., Suite 1450, Clayton, Missouri 63105-1817, telephone (314) 721-4242.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at its New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such filings may also be obtained from the Commission through the Internet at http://www.sec.gov.

     The Common Stock is listed on the New York Stock Exchange, and such reports, proxy or information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., Public Reference Section, 20 Broad Street, New York, New York 10005.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           DESCRIPTION OF SECURITIES

     The securities covered by this Prospectus consist of Options to purchase up to 1,340,000 shares of Common Stock, as well as the 1,340,000 Shares of Common Stock issuable by the Company upon exercise of the Options. The Options comprise a portion of the options covering an aggregate of 1,360,000 Shares originally issued to Lawrence M. Powers, a former Director, Chairman of the Board and Chief Executive Officer of the Company, pursuant to an Amended Restricted Stock Option Agreement dated February 18, 1997 (the "Option Agreement"), entered into between the Company and Mr. Powers in connection with the settlement of certain litigation filed by Mr. Powers in 1992 against the Company and certain of its Directors and major shareholders. The Options and the Shares have been included in this Prospectus pursuant to contractual registration rights held by Mr. Powers. Although the Option Agreement states that it is governed by the Company's Restricted Stock Option Plans dated October 1, 1981 and November 1, 1991, there are no provisions of such plans which are not reflected in or superseded by the express terms of the Option Agreement.

     Exercise Prices and Exercise Dates.
     -----------------------------------

     The Options are currently exercisable in whole or in any part. They have varying exercise prices and expire on various dates, as follows:

         Number of           Exercise             Expiration
          Shares               Price                 Date
         ---------           --------             ----------
          40,000          $3.81 per share      December 31, 1997
          200,000         $4.00 per share        July 24, 1999
          200,000        $3.875 per share        July 1, 2000
          900,000         $9.00 per share      November 1, 2004

The exercise prices and expiration dates were determined through extensive arms-length negotiations between the Company and Mr. Powers in the course of the settlement of the above described litigation. The options expiring from 1997 to 2000 were granted in substitution for and in place of options having the same exercise prices and expiration dates previously issued to Mr. Powers pursuant to certain restricted stock option plans for Company employees.

     Manner of Exercise.
     -------------------

     The Options may be exercised by delivering to the President or Controller of the Company, at its principal office, not later than the expiration date of the Option, a written notice signed by the holder specifying the expiration date of the Option and the number of Shares which the holder wishes to purchase pursuant to the Option, together with either (i) a certified check or cash in the amount of the aggregate exercise price for the number of Shares being purchased, or (ii) delivery of shares of Common Stock already owned by the holder and having a fair market value equal to the aggregate exercise price of the Shares being purchased pursuant to the Option, or (iii) any combination of certified check, cash and Shares which has an aggregate fair market value equal to the exercise price of the Shares being purchased. For the purposes of the Option, the "fair market value" of any shares of Common Stock tendered by the holder in exercise or partial exercise of the Option shall be the closing price of the Common Stock on the New York Stock Exchange (or other exchange on which the Common Stock may then be traded) on the day of exercise of the Option, or if there were no sales on such day, the latest price for such Common Stock. Shares will not be issued until full payment shall have been received by the


Company as to such exercise or partial exercise, and the holders of the Options have no right or status as stockholders of the Company prior to such exercise.


     Adjustment on Recapitalization, Merger or Reorganization.
     ---------------------------------------------------------

     If the outstanding shares of Common Stock of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Common Stock as a dividend or upon a stock split, then the number of Shares subject to the unexercised portion of the Options shall be appropriately adjusted by the board of directors of the Company, whose determination as to what adjustment shall be made and the extent thereof shall be final, binding and conclusive. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options. In computing any such adjustment, any fractional Shares which might otherwise become subject to the Options shall be eliminated.

     Transferability of Options and Shares.
     --------------------------------------

     The Options may be subdivided, and the Options and Shares, when issued or resold in the manner described herein and in the Option Agreement, will be freely transferable, by the purchasers thereof; however, a purchaser of Options or Shares who is an "affiliate" of the Company will be subject to the restrictions imposed by Section 16 of the Securities Act of 1934, as amended, and the rules and regulations thereunder, and Securities and Exchange Commission Rule 144.

                                 MANNER OF SALE

     The Options and, following exercise of the Options, the Shares, may be sold from time to time by Mr. Powers, or by his pledgees, donees, transferees or other successors in interest (the "Selling Security Holders"). Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The securities offered by this Prospectus may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     The Company will bear the expense of preparation and filing of the Registration Statement (of which this Prospectus is a part). The aggregate amount of all such expenses is expected to be approximately $31,000.

     See "Selling Security Holders" for information concerning the beneficial ownership of Company securities by the Selling Security Holders.

                            SELLING SECURITY HOLDERS

     As of the date of this Prospectus, the only Selling Security Holder whose identity is known to the Company is Lawrence M. Powers. If the identity of other Selling Security Holders becomes known to the Company, the Company will supplement this Prospectus accordingly.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by the Selling Security Holders as of March 20, 1997, and as adjusted to reflect the sale of the maximum number of shares offered by the Selling Security Holders hereby. See "Description of Securities."







                       Shares Beneficially     Maximum
                           Owned Prior        Number of   Shares Beneficially
                       to Offering (1)(2)      Shares    Owned After Offering
                       ------------------       Being    --------------------

 Name                  Number    Percent (3)   Offered    Number   Percent (3)
 ----                  ------    ----------    -------    ------   -----------
 Lawrence M. Powers  1,352,000      4.8%      1,340,000   12,000      < 1%


     (1)  Represents sole voting and investment power unless otherwise noted.
     (2) Includes the 1,340,000 shares being offered hereby, which are issuable upon exercise of presently exercisable options.
     (3) Percentage ownership is calculated by assuming the exercise or conversion of all options or convertible securities held by such holder and the nonexercise or nonconversion of all other outstanding warrants and convertible securities.

                                USE OF PROCEEDS

     All of the securities covered by this Prospectus are being offered by the Selling Security Holders. As a consequence, the Company will not receive any of the proceeds of sales of such securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-5911) are incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 1, 1997; and

     (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A dated November 28, 1994, filed December 1, 1994, heretofore filed with the Commission under the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to: Spartech Corporation, 7733 Forsyth Boulevard, Suite 1450, St. Louis, Missouri 63105, Attention: Randy C. Martin; telephone number (314) 721-4242.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries as of November 2, 1996 and October 28, 1995, and for each of the three fiscal years in the period ended November 2, 1996, incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended November 2, 1996 and incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:

         Securities and Exchange Commission registration fee  $  2,978
         Blue sky fees and expenses                              1,000
         Transfer agent fees and expenses                          200
         Printing and engraving fees                               500
         Legal fees and expenses                                20,000
         Accounting fees and expenses                            2,500
         New York Stock Exchange listing fee                     3,150
         Miscellaneous                                             672
                                                             ---------
                Total                                         $ 31,000
                                                             =========


Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law and Section Eight of the Registrant's Certificate of Incorporation provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.


Item 16.  Exhibits

     A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated herein by reference.


Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-1























































     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-2













































                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clayton, State of Missouri on April 3, 1997.

                                   Spartech Corporation


                                   By: s/ Bradley B. Buechler
                                      ------------------------------
                                   Bradley B. Buechler
                                   President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Bradley B. Buechler and David B. Mueller, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 3, 1997.


Date Signed                        Signature                    Title
-----------                        ---------                    -----

April 3, 1997              s/Bradley B. Buechler       President, Chief
                           ----------------------      Executive Officer and
                           Bradley B. Buechler         Director (Principal
                                                       Executive Officer)

April 3, 1997              s/David B. Mueller          Executive Vice
                           ----------------------      President, Chief
                           David B. Mueller            Operating Officer
                                                       Secretary and Director

April 3, 1997              s/Randy C. Martin           Vice President Finance
                           ----------------------      and Chief Financial
                           Randy C. Martin             Officer (Principal
                                                       Financial and Accounting
                                                       Officer)

April 3, 1997              s/Thomas L. Cassidy         Director
                           ----------------------
                           Thomas L. Cassidy

                                    II-3(a)



April 3, 1997              s/W.R. Clerihue             Director
                           ----------------------
                           W.R. Clerihue

April 3, 1997              s/Francis J. Eaton          Director
                           ----------------------
                           Francis J. Eaton

                                                       Director
-------------------        ----------------------
                           Jackson W. Robinson

                                                       Director
-------------------        ----------------------
                           Rodney H. Sellers



                                    II-3(b)










































                                 EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

     4.1            Amended Restricted Stock Option Agreement dated February
                         18, 1997 between the Company and Lawrence M. Powers

     5.1 (*)        Opinion of Armstrong, Teasdale, Schlafly & Davis as to the
                         legality of the shares

     23.1           Consent of Independent Public Accountants

     23.2           Consent of Armstrong, Teasdale, Schlafly & Davis (included in Exhibit 5.1)

     24.1           Power of Attorney (included on Page II-3)


(*)  To be filed by amendment.